                                                                    EXHIBIT 21.1

List of Subsidiaries

Terayon Communication Systems Europe, S.A.
(incorporated in Belgium)

Terayon do Brazil Ltd
(incorporated in Brazil)

Terayon Canada Ltd.
(incorporated in Canada)

Terayon Cayman Ltd.
(incorporated in Cayman Islands)

Terayon UK Limited
(incorporated in the United Kingdom)

Terayon Communication Systems SRO
(incorporated in the Check Republic)

Terayon Hong Kong Limited
(incorporated in Hong Kong)

Terayon Korea Ltd.
(incorporated in Korea)

Terayon International Holdings, Inc.
(incorporated in Delaware)

ComBox Ltd.
(incorporated in Israel)

ComBox, Inc.
(incorporated in Delaware)

Digital Transmission Equipment
(incorporated in California)

Imedia Corporation
(incorporated in California)

Imedia Semiconductor Corporation
(incorporated in Delaware)

Nippon Terayon Kabushiki Kaisha
(incorporated in Japan)

Radwiz, Inc.
(incorporated in New Jersey)

Radwiz, Ltd.
(incorporated in Israel)

Terayon Communication Systems Ltd. (formerly Telegate Ltd.)
(incorporated in Israel)

Ultracom Communications Holdings (1995) Ltd.
(incorporated in Israel)